Golub Capital Investment Corporation,
Sumitomo Mitsui Banking Corporation, as Administrative Agent,
and the Lenders party thereto
FACILITY EXTENSION REQUEST

May 3, 2019

Sumitomo Mitsui Banking Corporation
277 Park Avenue
New York, New York 10172
Telephone:     212-224-4192
Fax:         212-224-4887
Email:         Prandhawa@smbc-lf.com
Attention:     Pretika Randhawa

with a copy to:

Sumitomo Mitsui Banking Corporation
277 Park Avenue
New York, New York 10172
Telephone:     212-224-4380
Fax:         212-224-4887
Email:         Arlene_A_Hebron@smbcgroup.com/
agencyservices@smbcgroup.com/
Daron_Davis@smbcgroup.com/
jsang@smbc-lf.com /
prandhawa@smbc-lf.com
Charles_Margiotta@smbcgroup.com
Attention:     Arlene A. Hebron / agency services /
Daron Davis/ Judy Sang/
Pretika Randhawa / Charles Margiotta

Ladies and Gentlemen:

This Facility Extension Request (the “Request”) is executed and delivered by GOLUB
CAPITAL INVESTMENT CORPORATION, a Maryland corporation (“Borrower”), to Sumitomo
Mitsui Banking Corporation (“Administrative Agent”), pursuant that certain Amended and Restated
Revolving Credit Agreement (as it may be amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”) dated as of May 17, 2018, entered into by and among
Borrower, Administrative Agent and the lenders party thereto. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Borrower hereby notifies you that it elects to extend the Stated Maturity Date to August 17, 2019 (the “Extension”). The Extension Fee is $XXXX.

In connection with the Extension elected hereby, Borrower hereby represents, warrants, and certifies to Administrative Agent for the benefit of Secured Parties that:

(a)     This Request is being delivered not more than sixty (60) days nor less than thirty (30)
days prior to the current Stated Maturity Date;

(b)     As of the date of the Request, each representation and warranty made in Section 8 of the
Credit Agreement is true and correct, with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties specifically refer to any earlier date, in which case they shall be true and correct as of such earlier date and except that for the purposes of this Request, the representations and warranties contained in Section 8.08 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of
Section 9.01 of the Credit Agreement);and

(c)     On the date of this Request, no Event of Default or, to the knowledge of the Borrower,
Potential Default exists and is continuing, and on the current Stated Maturity Date, no
Event of Default or, to the knowledge of the Borrower, Potential Default would result from the Extension.

In the event that between the date hereof and the date of the Extension, (i) any event should occur which could reasonably be expected to be an Event of Default or Potential Default or have a Material
Adverse Effect; or (ii) any representation, warranty or certification set forth above is inaccurate if made on the date of the Stated Maturity Date in effect immediately prior to the Extension, Borrower shall notify
Administrative Agent.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE(S) FOLLOW(S).

The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

GOLUB CAPITAL INVESTMENT CORPORATION

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Authorized Signatory

Accepted and Approved:

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent

By:	/s/ Keith J. Connolly
Name: Keith J. Connolly
Title: General Manager

Signature Page to
Facility Extension Request